Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424
404-881-7000
Fax:404-881-7777
www.alston.com
October 27, 2009
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

Re:	Whitney Holding Corporation — Offering of Common Stock Registration Statement on Form S-3 (No. 333-156792) filed January 16, 2009
Ladies and Gentlemen:
          We have acted as counsel to Whitney Holding Corporation, a Louisiana corporation (the “Company”), in connection with the shelf Registration Statement on Form S-3 (Commission File No. 333-156792), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 16, 2009. This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the offering of 25,000,000 shares (the “Firm Shares”), and, at the option of the Underwriters (as defined below), up to an additional 3,750,000 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) of the Company’s Common Stock, no par value (the “Shares”) to be issued and sold to the several underwriters (the “Underwriters”) named in the Underwriting Agreement dated as of October 21, 2009 (the “Underwriting Agreement”) by and among the Company and the Underwriters (the “Offering”). The Registration Statement includes a final prospectus (the “Prospectus”) in connection with the Offering.
          In rendering this opinion letter, we have examined such corporate and other documents, and made such other examinations of matters of law and of fact, as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company. We have also assumed, based on a recent certificate of the Louisiana Secretary of State, that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Louisiana. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have further assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Shares thereunder) and (2) the Prospectus describing the Shares will be filed

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Whitney Holding Corporation
October 27, 2009

with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.
          Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Offering against payment of the consideration for the Shares as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
          Our opinions set forth herein are limited to the federal laws of the United States and the Louisiana Business Corporation Act, and we do not express any opinion herein concerning any other laws.
          No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. This opinion is furnished to the Company and is solely for your benefit in connection with the Offering and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We have no obligation to update this opinion or to advise you after the date hereof of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements contained herein.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Alston & Bird LLP
ALSTON & BIRD LLP

NJP:sd